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                                                                EXHIBIT 99.B1(b)

                            ARTICLES SUPPLEMENTARY
                                       OF
                   PRUDENTIAL STRUCTURED MATURITY FUND, INC.

                             *          *         *
                          Pursuant to Section 2-208.1
                    of the Maryland General Corporation Law
                             *          *         *

     Prudential Structured Maturity Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland and Newark, New Jersey (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     SECOND: The total number of shares of all classes of stock which the Corporation has authority to issue is 500,000,000 shares of common stock, par value of $.01 each, having an aggregate par value of $5,000,000, divided initially into two series, the Income Portfolio and the Municipal Income Portfolio, with each such series authorized to issue 250,000,000 of such shares having an aggregate par value of $2,500,000, and the total number of shares of common stock that the Corporation has authority to issue is not being increased or decreased.

     THIRD: Heretofore, the number of authorized shares of which each series of the Corporation has authority to issue was divided into three classes of shares, consisting of 83,333,333 1/3 Class A shares, 83,333,333 1/3 Class B shares and 83,333,333 1/3 Class C shares of each series.

     FOURTH: In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on April 10, 1996, the number of authorized shares of which each series has authority to issue is hereby divided into four classes of shares, consisting of 62,500,000 Class A shares, 62,500,000 Class B shares, 62,500,000 Class C shares and 62,500,000 Class Z shares of each series.

     FIFTH: The Class Z shares of a series shall represent the same interest in the series and have identical voting, dividend, liquidation and other rights as the Class A, Class B and Class C shares except that (i) Expenses related to the distribution of each class of shares shall be borne solely by such class; (ii) The bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) The Class A Common Stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (iv) The Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (v) The Class C Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of
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Directors from time to time and (vi) The Class Z Common Stock shall not be subject to a front-end sales load, a contingent deferred sales charge nor a 12b-1 distribution fee. All shares of each particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.

     IN WITNESS WHEREOF, PRUDENTIAL STRUCTURED MATURITY FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on November 20, 1996.

                                      PRUDENTIAL STRUCTURED MATURITY
                                      FUND, INC.


                                      By    /s/ Richard A. Redeker
                                            -------------------------------
                                            Richard A. Redeker
                                            President


Attest: /s/ Marguerite E.H. Morrison
       ------------------------------
       Marguerite E. H. Morrison
       Assistant Secretary


          THE UNDERSIGNED, President of Prudential Structured Maturity Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the bet of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                            /s/ Richard A. Redeker
                                            -------------------------------
                                            Richard A. Redeker
                                            President

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